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                                                                    Exhibit 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2000

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

  1. Statement of Cash Available for Distribution for the three months ended March 31, 2000:

       Net income                                                    $  249,000
       Add:    Depreciation and amortization charged to income not
               affecting cash available for distribution                 13,000
               Minimum lease payments received, net of interest
               income earned, on leases accounted for under the
               financing method                                          83,000

       Less:   Mortgage principal payments                              (83,000)
               Cash to reserves                                        (123,000)
                                                                       ---------
               Cash Available for Distribution                       $  139,000
                                                                     ===========
               Distributions Allocated to General Partners           $  128,000
                                                                     ==========
               Distributions Allocated to Limited Partners           $   11,000
                                                                     ==========


  2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2000:


             Entity Receiving                                Form of
               Compensation                               Compensation                            Amount
       ----------------------------          -------------------------------------------      --------------
       Winthrop
       Management LLC                        Property Management Fees                            $ 6,000

       WFC Realty Co., Inc.
       (Initial Limited Partner)             Interest in Cash Available for Distribution         $    64

       One Winthrop Properties, Inc.         Interest in Cash Available for Distribution         $  5,000
       (General Partner)

       Linnaeus-Hampshire Realty
       Limited Partnership
       (General Partner)                     Interest in Cash Available for Distribution         $  6,000


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